             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1999
                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         REALTY INFORMATION GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    7375                                   52-1543845
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                             7475 Wisconsin Avenue
                            Bethesda, Maryland 20814
                                 (301) 215-8300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                               ANDREW C. FLORANCE
                     President and Chief Executive Officer
                         Realty Information Group, Inc.
                             7475 Wisconsin Avenue
                            Bethesda, Maryland 20814
                                 (301) 215-8300
  (Address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

             WILLIAM R. GALEOTA, ESQ.                           BRUCE S. MENDELSOHN, ESQ.
             MICHAEL K. ISENMAN, ESQ.                              PAUL A. BELVIN, ESQ.
                  SHEA & GARDNER                        AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
         1800 MASSACHUSETTS AVENUE, N.W.                     1333 NEW HAMPSHIRE AVENUE, N.W.
              WASHINGTON, D.C. 20036                              WASHINGTON, D.C. 20036
                  (202) 828-2000                                      (202) 887-4000
               FAX: (202) 828-2195                                 FAX: (202) 887-4288

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after effectiveness of the Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[X] 333-74953

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------
                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                    Proposed        Proposed
                                                                    Maximum         Maximum
                                                                    Offering        Aggregate       Amount of
            Title of each class                   Amount to         Price Per       Offering       Registration
             to be registered                   Be Registered(1)    Share (2)       Price (2)          Fee
---------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value per share)........ 115,000 shares      $34.50          $3,967,500     $1,103
===============================================================================================================

(1) Includes 15,000 shares of Common Stock which may be purchased by the underwriters to cover overallotments, if any.

(2) Based upon the actual offering price per share before underwriting discounts and commissions.

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


2

                                EXPLANATORY NOTE

      This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both promulgated under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-74953, as amended, (the "Prior Registration Statement"), declared effective by the Commission on May 4, 1999, including any prospectuses filed pursuant thereto, are hereby incorporated herein by reference. This Registration Statement is being filed solely to increase the number of shares of common stock of Realty Information Group, Inc. (the "Common Stock") to be offered in the public offering of Common Stock contemplated by the Prior Registration Statement by 100,000 shares plus up to 15,000 shares that may be sold pursuant to the Underwriters' overallotment option.

                                CERTIFICATION

      The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on May 6, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in this relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the bank during regular business hours on May 5, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 5th day of May, 1999.

                                      REALTY INFORMATION GROUP, INC.

                                      By: /s/
                                         ---------------------------------------
                                               Andrew C. Florance
                                           Chief Executive Officer and
                                                    President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     SIGNATURE                                   CAPACITY                 DATE
                     ---------                                   --------                 ----

*                                                    Chairman of the Board             May 5, 1999
---------------------------------------------------
                 Michael R. Klein

/s/                                                  Chief Executive Officer and       May 5, 1999
---------------------------------------------------    President, and a Director
                Andrew C. Florance                     (Principal Executive Officer)

/s/                                                  Chief Financial Officer (Chief    May 5, 1999
---------------------------------------------------    Financial and Accounting
                 Frank A. Carchedi                     Officer)

*                                                    Director                          May 5, 1999
---------------------------------------------------
                  David Bonderman

*                                                    Director                          May 5, 1999
---------------------------------------------------
                  Warren H. Haber

*                                                    Director                          May 5, 1999
---------------------------------------------------
                    John Simon

*                                                    Director                          May 5, 1999
---------------------------------------------------
              Lanning Macfarland III

*By: /s/
     ---------------------------------------------
                 Frank A. Carchedi
                 Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit No                          Description

5.1                     Opinion of Shea & Gardner

23.1                    Consent of Ernst & Young LLP, Independent Auditors

23.2                    Consent of Shea & Gardner (Contained in Exhibit 5.1)